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                                                                     EXHIBIT 5.1

                       [O'Melveny & Myers LLP Letterhead]


January 28, 2004

Luminent Mortgage Capital, Inc.
909 Montgomery Street, Suite 500
San Francisco, California 94133

      Re:   Registration of Securities of Luminent Mortgage Capital, Inc.
            -------------------------------------------------------------

Ladies and Gentlemen:

      In connection with the registration of up to 1,000,000 shares (the "Shares") of common stock of Luminent Mortgage Capital, Inc., a Maryland corporation (the "Company"), par value $0.001 per share (the "Common Stock"), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission on or about the date hereof, such Shares to be issued or delivered pursuant to the Company's 2003 Stock Incentive Plan (the "Plan"), you have requested our opinion set forth below.

      In our capacity as such counsel, we have examined originals or copies of those corporate and other records of the Company that we considered appropriate.

      On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

       1. the Shares have been duly authorized by all necessary corporate action on the part of the Company; and

       2. when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, and upon payment for and delivery of the Shares as contemplated in accordance with the Plan and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, or (b) the book-entry of the Shares by the transfer agent for the Company's Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

      We consent to your filing this opinion as an exhibit to the Registration Statement.

                                         Respectfully submitted,

                                         /s/ O'MELVENY & MYERS LLP